UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2010
ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
2601 Fourth Avenue, Suite 500
Seattle, WA 98121
(Address of principal executive offices, including zip code)
(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This current report on Form 8-K/A amends the Company’s current report on Form 8-K filed on November 15, 2010 (the “Initial Form 8-K”). This report amends the second paragraph of the Initial Form 8-K to add disclosure regarding Deloitte’s report dated March 25, 2009 relating to the consolidated financial statements of the Company for the fiscal year ended December 31, 2008 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008.
Item 4.01 Changes in Registrant’s Certifying Accountant.
     (a) Dismissal of Previous Independent Registered Public Accounting Firm
     On November 11, 2010, the audit committee of the board of directors of Oncothyreon Inc. (the “Company”) approved the dismissal of Deloitte & Touche LLP (“Deloitte”), as the independent registered public accounting firm previously engaged to audit the Company’s consolidated financial statements, effective immediately.
     Deloitte’s report dated March 25, 2009 relating to the consolidated financial statements of the Company for the fiscal year ended December 31, 2008 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. Deloitte’s report dated May 5, 2010 relating to the consolidated financial statements of the Company for the fiscal years ended December 31, 2009 and December 31, 2008, expressed an unqualified opinion and included explanatory paragraphs relating to the Company’s restatement and the change in accounting for licensing revenue in 2008, both as discussed in Note 2 to the consolidated financial statements set forth in the Company’s Annual Report on 10-K for the fiscal year ended December 31, 2009. An additional Deloitte report, also dated May 5, 2010, relating to the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009, expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of two material weaknesses described below.
     During the Company’s two most recent fiscal years and any subsequent interim period preceding the dismissal of Deloitte, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its report.
     There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2008 and 2009, or during the subsequent interim period through November 11, 2010, except for the existence of material weaknesses in internal control over financial reporting as of December 31, 2009 discussed below.
     As discussed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, in connection with management’s review of the effectiveness of the Company’s internal control over financial reporting, management identified two deficiencies. Specifically, the Company does not have adequately designed controls in place to ensure the appropriate accounting for and disclosure of complex transactions in accordance with U.S. GAAP, and the Company does not have an adequately designed and implemented risk assessment process to identify complex transactions requiring specialized knowledge in the application of U.S. GAAP. This lack of adequate controls and an adequate risk assessment process resulted in the Company’s failure to identify and disclose the change in accounting policy related to license revenues in December 2008. Due to this error, management concluded that material weaknesses in internal control over financial reporting existed as of December 31, 2009 because there is a reasonable possibility that a material misstatement related to a future complex transaction may occur again and/or not be detected on a timely basis.
     The Company has authorized Deloitte to respond fully to the inquiries of the successor independent registered public accounting firm concerning these material weaknesses.
     The Company provided Deloitte a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission and requested Deloitte to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above. A copy of that letter is attached hereto as Exhibit 16.1.

     (b) Engagement of New Independent Registered Public Accounting Firm
     Also, on November 15, 2010, the audit committee engaged Ernst & Young LLP (“E&Y”) as the Company’s registered independent public accounting firm, effective immediately. The audit committee participated in and approved the decision to engage E&Y.
     During the Company’s two most recent fiscal years ended December 31, 2008 and 2009 and through November 15, 2010, neither the Company nor anyone acting on its behalf consulted with E&Y regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
16.1	Letter to Securities and Exchange Commission from Deloitte & Touche LLP, dated November 19, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.
By:	/s/ Robert L. Kirkman, M.D.
Robert L. Kirkman, M.D.
President and Chief Executive Officer

Date: November 19, 2010

EXHIBIT INDEX

Exhibit
Number	Description
16.1	Letter to Securities and Exchange Commission from Deloitte & Touche LLP, dated November 19, 2010.